Exhibit 21.1

Name of Entity	Domestic State	Certificate of Assumed Name
ADI of the Southeast LLC	SC

AnTrev, LLC	NC

Arngar, Inc.	NC	Arnold Palmer Cadillac

Autobahn, Inc.	CA	Autobahn Motors

Avalon Ford, Inc.	DE

Capitol Chevrolet and Imports, Inc.	AL	Capitol Chevrolet Capitol Hyundai

Casa Ford of Houston, Inc.	TX

Cobb Pontiac-Cadillac, Inc.	AL	Classic Cadillac Classic Cadillac Buick Classic Hummer

Cornerstone Acceptance Corporation	FL

FAA Auto Factory, Inc.	CA

FAA Beverly Hills, Inc.	CA	Beverly Hills BMW

FAA Capitol F, Inc.	CA

FAA Capitol N, Inc.	CA	Capitol Nissan

FAA Concord H, Inc.	CA	Concord Honda

FAA Concord N, Inc.	CA

FAA Concord T, Inc.	CA	Concord Toyota Concord Scion

FAA Dublin N, Inc.	CA

FAA Dublin VWD, Inc.	CA	Dublin Volkswagen

FAA Holding Corp.	CA

FAA Las Vegas H, Inc.	NV	Honda West

FAA Marin F, Inc.	CA

FAA Marin LR, Inc.	CA

FAA Poway G, Inc.	CA

Name of Entity	Domestic State	Certificate of Assumed Name
FAA Poway H, Inc.	CA	Poway Honda

FAA Poway T, Inc.	CA	Poway Toyota Poway Scion

FAA San Bruno, Inc.	CA	Melody Toyota Melody Scion

FAA Santa Monica V, Inc.	CA	Volvo of Santa Monica

FAA Serramonte H, Inc.	CA	Honda of Serramonte

FAA Serramonte L, Inc.	CA	Lexus of Serramonte Lexus of Marin

FAA Serramonte, Inc.	CA	Serramonte Auto Plaza Dodge of Serramonte Serramonte Mitsubishi Serramonte Nissan Serramonte Chrysler Jeep Dodge

FAA Stevens Creek, Inc.	CA	Stevens Creek Nissan

FAA Torrance CPJ, Inc.	CA	South Bay Chrysler Jeep Dodge

FirstAmerica Automotive, Inc.	DE

Fort Mill Ford, Inc.	SC

Fort Myers Collision Center, LLC	FL

Franciscan Motors, Inc.	CA	Acura of Serramonte

Frank Parra Autoplex, Inc.	TX

Frontier Oldsmobile-Cadillac, Inc.	NC

HMC Finance Alabama, Inc.	AL

Kramer Motors Incorporated	CA	Honda of Santa Monica

L Dealership Group, Inc.	TX

Marcus David Corporation	NC	Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion

Massey Cadillac, Inc.	TN	Massey Cadillac

Name of Entity	Domestic State	Certificate of Assumed Name
Massey Cadillac, Inc.	TX

Mountain States Motors Co., Inc.	CO

Ontario L, LLC	CA	Crown Lexus

Philpott Motors, Ltd.	TX	Philpott Ford Philpott Toyota Philpott Motors Hyundai

Riverside Nissan, Inc.	OK

Royal Motor Company, Inc.	AL

SAI AL HC1, Inc.	AL

SAI AL HC2, Inc.	AL	Tom Williams Collision Center

SAI Charlotte M, LLC	NC

SAI FL HC1, Inc.	FL

SAI FL HC2, Inc.	FL

SAI FL HC3, Inc.	FL

SAI FL HC4, Inc.	FL

SAI FL HC5, Inc.	FL

SAI FL HC6, Inc.	FL

SAI FL HC7, Inc.	FL

SAI GA HC1, LP	GA

SAI Long Beach B, Inc.	CA	Long Beach BMW Long Beach MINI

SAI MD HC1, Inc.	MD

SAI Monrovia B, Inc.	CA	BMW of Monrovia MINI of Monrovia

SAI Nashville Motors, LLC	TN

SAI OH HC1, Inc.	OH

SAI OK HC1, Inc.	OK

Name of Entity	Domestic State	Certificate of Assumed Name
SAI TN HC1, LLC	TN

SAI TN HC2, LLC	TN

Santa Clara Imported Cars, Inc.	CA	Honda of Stevens Creek Stevens Creek Used Cars

Sonic – 2185 Chapman Rd., Chattanooga, LLC	TN	Economy Honda Superstore

Sonic Advantage PA, L.P	TX	Performance Auto Leasing Audi West Houston Porsche of West Houston

Sonic Agency, Inc.	MI

Sonic – Ann Arbor Imports, Inc.	MI	Mercedes-Benz of Ann Arbor BMW of Ann Arbor

Sonic – Bethany H, Inc.	OK	Steve Bailey Honda Steve Bailey Pre-Owned Super Center

Sonic – Buena Park H, Inc.	CA	Buena Park Honda

Sonic – Cadillac D, LP	TX	Massey Cadillac

Sonic – Calabasas A, Inc.	CA	Acura 101 West

Sonic Calabasas M, Inc.	CA	Mercedes-Benz of Calabasas

Sonic – Calabasas V, Inc.	CA

Sonic – Camp Ford, LP	TX

Sonic – Capitol Cadillac, Inc.	MI	Capitol Cadillac Capitol Hummer

Sonic – Capitol Imports, Inc.	SC	Capitol Imports Capitol Hyundai

Sonic – Carrollton V, LP	TX

Sonic – Carson F, Inc.	CA

Sonic – Carson LM, Inc.	CA

Sonic – Chattanooga D East, LLC	TN

Sonic – Clear Lake N, LP	TX

Sonic – Clear Lake Volkswagen, LP	TX	Clear Lake Volkswagen

Sonic – Coast Cadillac, Inc.	CA	Coast Cadillac

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic – Crest Cadillac, LLC	TN	Crest Saab Crest Cadillac Crest Hummer

Sonic – Crest H, LLC	TN	Crest Honda

Sonic – Denver T, Inc.	CO	Mountain States Toyota Mountain States Toyota and Scion

Sonic – Denver Volkswagen, Inc.	CO

Sonic Development, LLC	NC

Sonic Divisional Operations, LLC	NV

Sonic – Downey Cadillac, Inc.	CA

Sonic – Englewood M, Inc.	CO

Sonic eStore, Inc.	NC

Sonic FFC 1, Inc.	DE

Sonic FFC 2, Inc.	DE

Sonic FFC 3, Inc.	DE

Sonic - FM Automotive, LLC	FL	Mercedes-Benz of Fort Myers

Sonic - FM VW, Inc.	FL	Volkswagen of Fort Myers

Sonic - FM, Inc.	FL	BMW of Fort Myers

Sonic – Fort Mill Chrysler Jeep, Inc.	SC

Sonic – Fort Mill Dodge, Inc.	SC

Sonic – Fort Worth T, LP	TX	Toyota of Fort Worth Scion of Fort Worth

Sonic – Frank Parra Autoplex, LP	TX	Frank Parra Chevrolet Frank Parra Chrysler Jeep Frank Parra Chrysler Jeep Dodge

Sonic - Freeland, Inc.	FL	Honda of Fort Myers

Sonic Fremont, Inc.	CA	Jaguar Fremont Land Rover Fremont Volvo Fremont

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic – Global Imports, LP	GA	Global Imports [BMW] Global Imports MINI

Sonic – Harbor City H, Inc.	CA	Carson Honda

Sonic Houston JLR, LP	TX	Jaguar Houston North Land Rover Houston North

Sonic Houston LR, L.P	TX	Land Rover Houston

Sonic – Houston V, L.P	TX	Volvo of Houston

Sonic - Integrity Dodge LV, LLC	NV

Sonic – Jersey Village Volkswagen, LP	TX	Momentum Volkswagen of Jersey Village

Sonic – Lake Norman Chrysler Jeep, LLC	NC

Sonic - Las Vegas C East, LLC	NV	Cadillac of Las Vegas

Sonic - Las Vegas C West, LLC	NV	Cadillac of Las Vegas – West

Sonic - Lloyd Nissan, Inc.	FL	Lloyd Nissan

Sonic - Lloyd Pontiac - Cadillac, Inc.	FL	Lloyd Buick-Pontiac-GMC-Cadillac

Sonic – Lone Tree Cadillac, Inc.	CO	Don Massey Cadillac Don Massey Collision Center

Sonic – LS Chevrolet, LP	TX	Lone Star Chevrolet

Sonic – LS, LLC	DE

Sonic - Lute Riley, LP	TX	Lute Riley Honda

Sonic - Manhattan Fairfax, Inc.	VA	BMW of Fairfax

Sonic – Massey Cadillac, LP	TX

Sonic – Massey Chevrolet, Inc.	CA

Sonic – Massey Pontiac Buick GMC, Inc.	CO

Sonic – Mesquite Hyundai, LP	TX

Sonic Momentum B, LP	TX	Momentum BMW Momentum MINI

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Momentum JVP, LP	TX	Land Rover Southwest Houston Jaguar Southwest Houston Momentum Volvo Momentum Porsche

Sonic Momentum VWA, LP	TX	Momentum Volkswagen Momentum Audi

Sonic Montgomery B, Inc.	AL	BMW of Montgomery

Sonic Nashville M, LLC	TN	Mercedes-Benz of Nashville

Sonic - Newsome Chevrolet World, Inc.	SC	Capitol Chevrolet

Sonic - Newsome of Florence, Inc.	SC	Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet

Sonic – North Cadillac, Inc.	FL	Massey Cadillac Massey Saab of Orlando

Sonic - North Charleston Dodge, Inc.	SC

Sonic - North Charleston, Inc.	SC

Sonic of Texas, Inc.	TX

Sonic Okemos Imports, Inc.	MI

Sonic – Oklahoma T, Inc.	OK	Riverside Toyota Riverside Scion

Sonic Peachtree Industrial Blvd., LP	GA

Sonic – Plymouth Cadillac, Inc.	MI	Don Massey Cadillac

Sonic - Reading, LP	TX

Sonic Resources, Inc.	NV

Sonic – Richardson F, LP	TX	North Central Ford

Sonic-Riverside Auto Factory, Inc.	OK

Sonic - Riverside, Inc.	OK	Riverside Chevrolet

Sonic - Rockville Imports, Inc.	MD	Rockville Audi Rockville Porsche-Audi Porsche of Rockville

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic - Rockville Motors, Inc.	MD	Lexus of Rockville

Sonic - Sam White Nissan, LP	TX

Sonic – Sanford Cadillac, Inc.	FL	Massey Cadillac of Sanford

Sonic Santa Monica M, Inc.	CA	W.I. Simonson

Sonic Santa Monica S, Inc.	CA	Santa Monica Subaru

Sonic – Saturn of Silicon Valley, Inc.	CA	Saturn of Stevens Creek Saturn of Capitol Expressway

Sonic – Serramonte I, Inc.	CA

Sonic - Shottenkirk, Inc.	FL	Pensacola Honda

Sonic – South Cadillac, Inc.	FL

Sonic - Stevens Creek B, Inc.	CA	Stevens Creek BMW

Sonic – Stone Mountain T, LP	GA	Stone Mountain Toyota Stone Mountain Scion

Sonic Tysons Corner H, Inc.	VA	Honda of Tysons Corner

Sonic Tysons Corner Infiniti, Inc.	VA	Infiniti of Tysons Corner

Sonic – University Park A, LP	TX	University Park Audi

Sonic-Volvo LV, LLC	NV	Volvo of Las Vegas

Sonic Walnut Creek M, Inc.	CA	Mercedes-Benz of Walnut Creek

Sonic – West Covina T, Inc.	CA

Sonic – West Reno Chevrolet, Inc.	OK	City Chevrolet

Sonic - Williams Cadillac, Inc.	AL	Tom Williams Cadillac

Sonic - Williams Imports, Inc.	AL	Tom Williams Imports Audi BMW Porsche Land Rover

Sonic - Williams Motors, LLC	AL	Tom Williams Lexus

Sonic Wilshire Cadillac, Inc.	CA	Lou Ehlers Cadillac

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Automotive-1400 Automall Drive, Columbus, Inc.	OH	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

Sonic Automotive-1455 Automall Drive, Columbus, Inc.	OH	Volkswagen West Hatfield Kia Hatfield Volkswagen

Sonic Automotive-1495 Automall Drive, Columbus, Inc.	OH

Sonic Automotive-1500 Automall Drive, Columbus, Inc.	OH	Toyota West Hatfield Automall Scion West

Sonic Automotive - 1720 Mason Ave., DB, Inc.	FL

Sonic Automotive - 1720 Mason Ave., DB, LLC	FL	Mercedes-Benz of Daytona Beach

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC

Sonic Automotive – 2490 South Lee Highway, LLC	TN

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC	Century BMW Century MINI

Sonic Automotive - 3401 N. Main, TX, LP	TX	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	OH	Trader Bud’s Westside Chrysler Jeep

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	OH	Trader Bud’s Westside Dodge

Sonic Automotive - 4701 I-10 East, TX, LP	TX	Baytown Ford

Sonic Automotive - 5221 I-10 East, TX, LP	TX

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	GA	Dyer and Dyer Volvo Volvo at Gwinnett Place

Sonic Automotive-5585 Peachtree Industrial Blvd., LLC	GA

Sonic Automotive - 6008 N. Dale Mabry, FL, Inc.	FL	Volvo of Tampa

Sonic Automotive - 9103 E. Independence, NC, LLC	NC	Infiniti of Charlotte

Sonic Automotive-Clearwater, Inc.	FL	Clearwater Toyota Clearwater Scion

Sonic Automotive F&I, LLC	NV

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Automotive Management Company, Inc.	NC

Sonic Automotive of Chattanooga, LLC	TN	BMW of Chattanooga

Sonic Automotive of Georgia, Inc.	GA

Sonic Automotive of Nashville, LLC	TN	BMW of Nashville MINI of Nashville Sonic Automotive Body Shop

Sonic Automotive of Nevada, Inc.	NV

Sonic Automotive of Tennessee, Inc.	TN

Sonic Automotive of Texas, LP	TX	Lone Star Ford

Sonic Automotive Servicing Company, LLC	NV

Sonic Automotive Support, LLC	NV

Sonic Automotive West, LLC	NV

Speedway Chevrolet, Inc.	OK

SRM Assurance, Ltd.	Cayman Islands

Stevens Creek Cadillac, Inc.	CA	St. Claire Cadillac

Town and Country Ford of Cleveland, LLC	TN

Town and Country Ford, Incorporated	NC

Village Imported Cars, Inc.	MD	Village Volvo

Windward, Inc.	Hawaii	Honda of Hayward

Wrangler Investments, Inc.	OK	Dub Richardson Toyota Dub Richardson Scion

Z Management, Inc.	CO

SRE Alabama - 2, LLC	AL

SRE Alabama - 3, LLC	AL

SRE Alabama – 4, LLC	AL

SRE Alabama – 5, LLC	AL

SRealEstate Arizona - 1, LLC	AZ

SRealEstate Arizona – 2, LLC	AZ

SRealEstate Arizona - 3, LLC	AZ

SRealEstate Arizona – 4, LLC	AZ

SRealEstate Arizona – 5, LLC	AZ

SRealEstate Arizona – 6, LLC	AZ

SRealEstate Arizona – 7, LLC	AZ

SRE California – 1, LLC	CA

SRE California – 2, LLC	CA

SRE California – 3, LLC	CA

SRE California – 4, LLC	CA

SRE California – 5, LLC	CA

SRE California – 6, LLC	CA

SRE Colorado – 1, LLC	CO

SRE Colorado – 2, LLC	CO

SRE Colorado – 3, LLC	CO

SRE Florida - 1, LLC	FL

SRE Florida - 2, LLC	FL

SRE Florida - 3, LLC	FL

SRE Georgia - 1, LP	GA

SRE Georgia - 2, LP	GA

SRE Georgia - 3, LP	GA

SRE Holding, LLC	NC

SRE Maryland - 1, LLC	MD

SRE Maryland - 2, LLC	MD

SRE Michigan – 1, LLC	MI

SRE Michigan – 2, LLC	MI

SRE Michigan – 3, LLC	MI

SRE Nevada - 1, LLC	NV

SRE Nevada - 2, LLC	NV

SRE Nevada - 3, LLC	NV

SRE Nevada – 4, LLC	NV

SRE Nevada - 5, LLC	NV

SRE North Carolina – 1, LLC	NC

SRE North Carolina – 2, LLC	NC

SRE North Carolina – 3, LLC	NC

SRE Oklahoma – 1, LLC	OK

SRE Oklahoma – 2, LLC	OK

SRE Oklahoma – 3, LLC	OK

SRE Oklahoma – 4, LLC	OK

SRE Oklahoma – 5, LLC	OK

SRE South Carolina - 2, LLC	SC

SRE South Carolina - 3, LLC	SC

SRE South Carolina - 4, LLC	SC

SRE Tennessee - 1, LLC	TN

SRE Tennessee - 2, LLC	TN

SRE Tennessee - 3, LLC	TN

SRE Tennessee – 4, LLC	TN

SRE Tennessee – 5, LLC	TN

SRE Tennessee – 6, LLC	TN

SRE Tennessee – 7, LLC	TN

SRE Tennessee – 8, LLC	TN

SRE Tennessee – 9, LLC	TN

SRE Texas - 1, LP	TX

SRE Texas - 2, LP	TX

SRE Texas - 3, LP	TX

SRE Texas - 4, LP	TX

SRE Texas – 5, LP	TX

SRE Texas – 6, LP	TX

SRE Texas – 7, LP	TX

SRE Texas – 8, LP	TX

SRE Virginia - 1, LLC	VA

SRE Virginia – 2, LLC	VA